Exhibit 16
Form 8-K
aVinci Media Corporation
File No. 000-17288

HEIN & ASSOCIATES, LLP Certified Public Accountants (713) 850,9814 Fax (713) 850-0725	500 Dallas Street, Suite 2900 Houston, Texas 77002

June 16, 2008

Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

Commissioners:

We have read the statement made by aVinci Media Corporation (formerly known as Secure Alliance Holdings Corporation), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as of the Company’s Form 8-K report dated June 16, 2008.  We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Hein & Associates, LLP